UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

BLUELINX HOLDINGS INC.
(Exact name of registrant specified in its charter)

Delaware	001-32383	77-0627356
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

On May 18, 2017, BlueLinx Holdings Inc. (the “Company”) held its Annual Meeting of Stockholders to (1) elect six directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified; (2) ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017; (3) approve a non-binding, advisory resolution regarding the executive compensation described in the Company’s Proxy Statement; (4) conduct a non-binding, advisory vote on the frequency of future advisory votes on executive compensation, and (5) approve the BlueLinx Holdings Inc. 2017 Amended and Restated Short-Term Incentive Plan.

At the close of business of April 12, 2017, the record date, an aggregate of 9,070,317 shares of the Company’s common stock were issued and outstanding. At the meeting 8,783,124 shares of common stock were represented in person or by proxy; therefore, a quorum was present.

At the May 18, 2017 Annual Meeting of Stockholders, the Company’s stockholders voted as follows:

(1) For the election of the below-named nominees to the Board of Directors of the Company:

Nominees	Number of Votes For	Number of Votes Withheld	Broker Non-Votes
Dominic DiNapoli	6,625,741	910,365	1,247,018
Kim S. Fennebresque	7,531,184	4,922	1,247,018
Mitchell B. Lewis	6,632,448	903,658	1,247,018
Steven F. Mayer	6,625,731	910,375	1,247,018
Alan H. Schumacher	7,530,671	5,435	1,247,018
J. David Smith	7,530,897	5,209	1,247,018

(2) For the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2017:

For	Against	Abstain
8,782,154	701	269

(3) For the approval of the non-binding, advisory resolution regarding the executive compensation described in the Company’s Proxy Statement:

For	Against	Abstain	Broker Non-Vote
7,369,205	164,972	1,929	1,247,018

(4) For the approval of a one-year interval, by non-binding, advisory vote, as to the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain
7,401,706	266	132,574	1,560

(5) For the approval of the BlueLinx Holdings Inc. 2017 Amended and Restated Short-Term Incentive Plan:

For	Against	Abstain	Broker Non-Vote
7,506,174	29,291	641	1,247,018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC. By: /s/ Shyam K. Reddy Shyam K. Reddy Chief Administrative Officer, General Counsel, and Corporate Secretary

Dated:  May 22, 2017